                                                                   Exhibit 10.25

                      STANDARD INDUSTRIAL LEASE AGREEMENT

                                    between

            TCEP II PROPERTIES JOINT VENTURE, a Texas joint venture

                                  as Landlord

                                      and

               CHAD THERAPEUTICS, INC., a California corporation

                                   as Tenant


                 Premises Location:        21622 Plummer Street
                                           Chatsworth, California 91311

                      STANDARD INDUSTRIAL LEASE AGREEMENT


         THIS STANDARD INDUSTRIAL LEASE AGREEMENT (this "Lease"), dated this 12th day of April, 1996, is made and entered into by and between TCEP II PROPERTIES JOINT VENTURE, a Texas joint venture, hereinafter referred to as "Landlord", and CHAD THERAPEUTICS, INC., a California corporation, hereinafter referred to as "Tenant".


                            BASIC LEASE  PROVISIONS

1.       Area of Premises: Approximately 54,361 rentable square feet.
         (Paragraph 1.1)

2.       Building Address:        21622 Plummer Street
                                  Chatsworth, California 91311
                                  (Paragraph 1.1)

3. Commencement Date: The earlier of (a) Tenant's commencement of business operations from the Premises, or (b) July 1, 1996.

4.       Term: Eighty-four (84) months. (Paragraph 1.2)

5.       The amount of the First Month's Rent is as follows: (Paragraph 2. 1)

         (a)     Base Rent (See Paragraph 2.2 for adjustments thereto)                    $24,500.00
         (b)     Taxes                                                                     $2,989.86
         (c)     Insurance                                                                 $1,630.83
         (d)     Operating Expenses                                                        $3,261.66
                 First Month's Rent Total                                                 $32,382.35

6.       Security Deposit: $24,500.00. (Paragraph 2.3)

7. Tenant's Proportionate Share: The Premises comprise forty-one and 60/the percent (41.60%) of the Building (such percentage shall be Tenant's Proportionate Share). (Paragraph 2.4)

8.       Use of Premises:         Light manufacturing, assembly, warehousing
                                  and distribution of medical care products, all subject to compliance with all laws, codes, rules and regulations (Paragraph 3.1)

9. Parking: 150 automobiles, 75 of which may be on a reserved basis in accordance with the terms of Paragraph 3.3. (Paragraph 3.3)

10.      Liability insurance amount: $3,000,000.00.
         (Paragraph 12.3.1)

11.      Tenant's Address
         For Notices:             9445 De Soto Avenue
                                  Chatsworth, California 91311
                                  (Paragraph 22.21)

12.      Landlord's Address For
         Payments and Notices:    5801 S. Eastern Avenue, Suite 100
                                  Los Angeles, California 90040
                                  (Paragraph 22.21)





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13.      Brokers:                 The Seeley Company (Robert Valencia) and
                                  Trammell Crow So.  Cal, Inc.
                                  (Paragraph 22.24)

14.      Exhibits:

         "A" Site Plan of Project
         "B" Work Letter and Construction Agreement
         "C" Additional Provisions

         The paragraphs of the Lease identified above in parentheses are those provisions where references to particular items from the Basic Lease Provisions appear, and such items are incorporated into the Lease as part thereof. In the event of any conflict between any Basic Lease Provision and the Lease, the former shall control.





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1.       PREMISES AND TERM.

         1.1 LEASE OF PREMISES. Landlord leases to Tenant, and Tenant hires from Landlord, certain premises (the "Premises") consisting of the rentable area shown in Item 1 of the Basic Lease Provisions within a building (the "Building") described in Item 2 of the Basic Lease Provisions. The location of the Building and Premises are shown on the site plan attached hereto as "Exhibit A" and incorporated herein. The "Project" shall refer to the land shown on the site plan (the "Land") together with such additions and deletions to the Land as Landlord may from time to time designate, plus all buildings and improvements located thereon.

         1.2 TERM. The term of this Lease shall commence on the "Commencement Date" specified in or established pursuant to Item 3 of the Basic Lease Provisions, and except as otherwise provided herein, shall continue in full force and effect through the number of months provided in Item 4 of the Basic Lease Provisions (the "Term"), provided, however, that if the Commencement Date is a date other than the first day of a calendar month, the Term shall consist of the remainder of the calendar month including and following the Commencement Date, plus said number of full calendar months.

         1.3     CONDITION OF PREMISES.

         Tenant acknowledges that it has inspected and accepts the Premises in their present condition as suitable for the purpose for which the Premises are leased. Notwithstanding the preceding sentence, Landlord shall make the following repairs, alterations or improvements prior to delivery of possession of the Premises to Tenant: (a) repair and/or replace the existing mezzanine floor within the Premises as reasonably necessary to be functional and comply with law; and (b) provide an electrical meter and switch of 480 volts, 3 phase, 4 wire, with at least 600 amps service to the Premises ("Initial Electrical Service") (collectively, "Landlord's Work"). The taking of possession by Tenant shall be conclusive to establish that the Premises are in good and satisfactory condition when possession is taken, except that Landlord hereby agrees to use all commercially reasonable efforts to replace the Initial Electrical Service with an electrical meter and switch of 480 volts, 3 phase, 4 wire, with at least 1000 amps service to the Premises ("Modified Electrical Service") on or before the later of (i) Tenant's commencement of business operations from the Premises, or (ii) July 1, 1996 (the "Modified Electrical Service Outside Date"). If Landlord is unable to provide the Modified Electrical Service to the Premises on or before the Modified Electrical Service Outside Date, and such failure is not due in whole or in part to any act or omission of Tenant or Tenant's Parties, then for each day of delay in Landlord's delivery of the Modified Electrical Service beyond the Modified Electrical Service Outside Date, Tenant shall accrue one (1) day of Rent credit. Landlord shall coordinate with Tenant's contractor and/or architect in connection with the installation of the Modified Electrical Service. Tenant further acknowledges that no representations or promises were made by Landlord or any agent of Landlord to repair, alter, remodel or improve the Premises, except as expressly set forth in this Lease. Notwithstanding the foregoing, Landlord represents and warrants that the exterior roof covering the Premises is in good condition and repair (except to the extent any defects in the roof exist as a result of any act or omission of Tenant or Tenant's Parties [defined below], in which event Tenant shall be solely responsible for the repair thereof); provided, however, if Tenant does hot deliver written notice to Landlord of any defects with respect to the condition of the roof before the end of the twenty-fourth (24th) month of the Term, Tenant shall be deemed to have inspected and accepted the condition of the roof in its present condition as suitable for the purpose for which the Premises are leased and the correction of any subsequently discovered defects shall be the obligation of Tenant (except as





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
expressly provided to the contrary in Paragraph 5.1 below). If a breach of the foregoing warranty exists and Tenant timely (i.e., within 24 months) delivers written notice to Landlord of the same setting forth in reasonable detail a description of such breach, Landlord shall, as Tenant's sole and exclusive remedy, rectify the same at Landlord's sole expense.

         The Commencement Date shall be the date provided in Item 3 of the Basic Lease Provisions. If this Lease is executed before the Premises become vacant or otherwise available or if any present tenant or occupant of the Premises holds over, and Landlord cannot acquire possession of the Premises in time to deliver them by the Commencement Date, or if any required repairs, alterations or improvements are not substantially completed by Landlord prior to the Commencement Date, this Lease shall not be void or voidable, and Landlord shall not be deemed to be in default hereunder, nor shall Landlord be liable for any loss or damage directly or indirectly arising out of or resulting from such holdover. Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the Commencement Date. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises specifying the Commencement Date. Notwithstanding the foregoing, (a) if Landlord is unable to deliver possession of the Premises to Tenant with Landlord's Work substantially completed on or before April 15, 1996 (the "Initial Target Delivery Date"), and such failure is not due in whole or in part to any Force Majeure Event (as defined below) or any act or omission of Tenant or Tenant's Parties, then the Commencement Date shall be delayed by one (1) day for each day of delay beyond the Initial Target Delivery Date that Landlord has failed to deliver possession of the Premises to Tenant with Landlord's Work, substantially completed, and (b) if Landlord is unable to deliver possession of the Premises to Tenant with Landlord's Work substantially completed on or before May 15, 1996 (the "Initial Outside Date"), and such failure is not due in whole or in part to any Force Majeure Event or any act or omission of Tenant or Tenant's Parties, then Tenant shall have the right to terminate this Lease by delivering thirty (30) days advance written notice to Landlord within ten (10) days following the Initial Outside Date; provided, however, if Landlord delivers possession of the Premises to Tenant with Landlord's Work substantially completed on or before the expiration of the thirty (30) day period following Tenant's delivery of termination notice, Tenant's termination notice shall be null and void and this Lease shall remain in full force and effect. If Tenant fails to timely deliver any such termination notice within said ten (10) days following the Initial Outside Date, Tenant shall have no further right of termination with respect to the Initial Outside Date and this Lease shall continue in full force and effect. The Initial Target Delivery Date and the Initial Outside Date shall be extended for each day of delay resulting from any Force Majeure Event or any act or omission of Tenant or Tenant's Parties. Notwithstanding the occurrence of any Force Majeure Event, if Landlord fails to deliver possession of the Premises to Tenant with Landlord's Work substantially completed on or before June 15, 1996 ("Ultimate Outside Date"), and such failure is not due in whole or in part to any act or omissions of Tenant or Tenant's Parties (each such day of delay to result in one (1) day of delay of the Ultimate Outside Date), then Tenant shall have the right to terminate this Lease upon ten (10) days advance written notice to Landlord within five (5) days following the Ultimate Outside Date; provided, however, if Landlord delivers the Premises with Landlord's Work substantially completed on or before the expiration of the ten (10) day period following Tenant's delivery of the termination notice, Tenant's termination notice shall be null and void and this Lease shall remain in full force and effect. If Tenant fails to timely deliver any such termination notice within said ten (10) days following the Ultimate Outside Date, Tenant shall have no further right of termination under this Paragraph 1.3. The term "Force Majeure Event" shall mean





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
fire, earthquake, or other acts of God, strikes, boycotts, war, riot, insurrection, embargoes, shortages of equipment, labor or materials, delays in issuance of governmental permits or approvals, weather delays or any other cause beyond the reasonable control of Landlord.

         1.4 EARLY ENTRY INTO PREMISES. Tenant may enter into the Premises upon receipt of Landlord's consent, solely for the purpose of installing the Tenant Improvements (as defined in Exhibit "B") and furniture, special flooring or carpeting, trade fixtures, telephones, computers, photocopy equipment, and other business equipment. Such early entry will not advance the Commencement Date so long as Tenant does not commence business operations from any part of the Premises. All of the provisions of this Lease shall apply to Tenant during any early entry, including the indemnity in Paragraph 12.1, but excluding the obligation to pay Rent unless and until Tenant has commenced business operations in the Premises, whereupon Rent shall commence. Landlord may revoke its permission for Tenant's early entry if Tenant's activities or workers unreasonably interfere with the completion of Landlord's Work. If Tenant is granted early entry, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work or material installed or stored by Tenant at the Premises or for any injury to Tenant or its agents, employees, contractors, subcontractors, subtenants, assigns or invitees (collectively, "Tenant's Parties"). Landlord shall have the right to post appropriate notices of non-responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to paragraphs 7(c) and 12.3 of this Lease.

2.       RENT AND SECURITY DEPOSIT.

         2.1 RENT. Rent (as defined below) shall accrue hereunder from the Commencement Date. The amounts per month provided in Item 5(a) of the Basic Lease Provisions, as adjusted pursuant to Paragraph 2.2 ("Base Rent"), plus the "Additional Rent" (as defined in Paragraph 2.5 below) shall collectively constitute the "Rent". The first full calendar month's Base Rent shall be due and payable upon execution of this Lease in the total amount shown in Item 5(a) of the Basic Lease Provisions. A like monthly installment, subject to the adjustments described herein, shall be due and payable without demand on or before the first day of each calendar month succeeding the Commencement Date during the Term, except that Rent for any fractional calendar month at the commencement or end of the Term shall be prorated on a daily basis.

         2.2 ADJUSTMENT OF BASE RENT. Base Rent shall be increased on the first day of the thirteenth (13th), twenty-fifth (25th), thirty- seventh
(37th), forty-ninth (49th), sixty-first (61st) and seventy-third (73rd) months as follows:

                 Month of Term             Base Rent
                 13-24                     $25,480.00 per month
                 25-36                     $26,499.20 per month
                 37-48                     $27,559.17 per month
                 49-60                     $28,661.53 per month
                 61-72                     $29,808.00 per month
                 73-84                     $31,000.32 per month

         2.3 SECURITY DEPOSIT. Tenant shall deposit with Landlord upon execution of this Lease the sum provided in Item 6 of the Basic Lease Provisions ("Security Deposit"), which sum shall be held by Landlord in its general fund, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant,





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Landlord may, without prejudice to any other remedy provided herein or provided by law, use the Security Deposit to the extent necessary to make good any arrears of Rent or other payments due Landlord hereunder, all of which shall be deemed to be Rent, and any other damage, injury, expense or liability caused by such event of default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within fourteen (14) days after termination of this Lease, provided all of Tenant's obligations under this Lease have been fulfilled.

         2.4 TENANT'S PROPORTIONATE SHARE. "Tenant's Proportionate Share", as used in this Lease, shall mean that portion of the cost of the applicable item that is obtained by multiplying such cost of the applicable item by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the rentable square footage of the Building, which fraction is set forth as a percentage figure in Item 7 of the Basic Lease Provisions.

         2.5      ADDITIONAL RENT.

                  2.5.1 DEFINITION. In addition to the Base Rent set forth in Paragraph 2.1, Tenant agrees to pay Tenant's Proportionate Share of (a) "Taxes" as defined in and payable by Landlord pursuant to Paragraph 4.1 below, (b) Landlord's costs of providing insurance on the Project pursuant to Paragraph
12.2 below, and (c) "Operating Expenses" as defined in and incurred pursuant to Paragraph 5.1 below (collectively, "Additional Rent"). Notwithstanding the foregoing, Tenant's Proportionate Share of "Controllable Operating Expenses" (defined below) shall not increase by more than eight percent (8% per year ("Controllable Operating Expense Cap"), provided such Controllable Operating Expense Cap shall be cumulative and compounded annually. "Controllable Operating Expenses" shall mean all Operating Expenses other than (i) Taxes,
(ii) insurance expenses, (iii) utility expenses, and (iv) labor cost increases resulting from unionized labor or prevailing wage agreements (each of which items shall not be subject to the Controllable Operating Expense Cap).

                  2.5.2 MONTHLY PAYMENTS AND ANNUAL RECONCILIATION. On the first day of each month of the Term, Tenant shall pay Landlord a sum equal to 1/12 of the estimated amount of Additional Rent for that particular year based on Landlord's reasonable estimate thereof, to be delivered to Tenant on or about April of each year during the Term. The monthly payments are subject to increase or decrease as determined by Landlord to reflect revised estimates of such costs. Tenant shall pay within ten (10) days following demand therefor by Landlord any increases in estimated Additional Rent upon receipt of any initial or revised estimate retroactive to January of that calendar year. The payments made by Tenant shall be reconciled annually (Landlord to use commercially reasonable efforts to deliver such reconciliation statement on or about May 1 of each year). If Tenant's total payments of Additional Rent are less than the actual Additional Rent due under Paragraph 2.5.1, Tenant shall pay the difference within ten (10) days following demand therefor by Landlord; if the total payments of Additional Rent made by Tenant are more than the actual Additional Rent due under Paragraph 2.5.1, Landlord shall retain such excess and credit it to Tenant's next accruing Additional Rent payments, except at the end of the Term, when any excess will be refunded. Any failure or delay by Landlord in delivering any estimate, demand or reconciliation shall not affect the rights and obligations of the parties hereunder.

                  2.5.3 TENANT'S AUDIT RIGHTS. Provided that Tenant is not then in default beyond any applicable cure period of its obligations to pay Rent, or any other payments required to be made by it under this Lease and provided further that Tenant





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
shall have the right, once each calendar year, to reasonably review supporting data for any portion of an actual statement of annual Operating Expenses delivered by Landlord (the "Actual Statement") (provided, however, Tenant may not have an audit right to all documentation relating to Building operations an this would far-exceed the relevant information necessary to properly document a pass-through billing statement, but real estate tax statements, and information an utilities, repairs, maintenance and insurance will be available), in accordance with the following procedure:

                          (i)     Tenant shall, within thirty (30) days after
any Actual Statement is delivered, deliver a written notice to Landlord specifying the portions of the Actual Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Actual Statement. In no event shall Tenant be entitled co withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including without limitation, Tenant's obligation to make all payments of Rent and all payments of Tenant's Operating Expenses) pending the completion of and regardless of the results of any review of records under this Paragraph. The right of Tenant under this Paragraph may only be exercised once for any Actual Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Paragraph for a particular Actual Statement shall be deemed waived.

                          (ii)    Tenant acknowledges that Landlord maintains
its records for the project at Landlord's main office and Tenant and Landlord agree that any review of records under this Paragraph shall be conducted by Tenant's internal accountants or an independent firm of certified public accountants selected by Tenant and subject to the reasonable approval of Landlord. Tenant acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review, the principals of Tenant who receive the results of the review, and Tenant's accounting employees. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease. Tenant shall pay for the costs of its audit, unless it is conclusively determined in accordance with Section 2.5.3(iii) that Landlord has overstated Operating expenses on the Actual Statement by five percent (5%) or more, in which case Landlord shall pay for Tenant's reasonable out-of-pocket costs incurred in conducting such audit.

                          (iii)   Any errors disclosed by the review shall be
promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an independent firm of certified public accountants of national standing. In the event of a disagreement between the two accounting firms (or between Tenant's internal accountants and Landlord's accounting firm, as the case may be), the review that discloses the least amount of deviation from the Actual Statement shall be deemed to be correct. In the event that the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment obligations to pay the estimated Operating Expense. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Expense.

         2.6 PAYMENT. Tenant shall pay Landlord all amounts due from Tenant to Landlord hereunder, whether for Rent or otherwise,' in lawful money of the United States, at the place designated for the delivery of notices to Landlord pursuant to Paragraph 22.21, without any deduction or offset whatsoever, except as expressly set forth in this Lease to the contrary.

         2.7 LATE CHARGES. Tenant acknowledges that late payment by Tenant of any sum owed to Landlord under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact





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
amounts of which are extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, time spent addressing the issue with Tenant, and late charges that may be imposed on Landlord by the terms of any obligation or note secured by any encumbrance covering the Premises. Therefore, if any installment of rent or other payment due from Tenant is not received by Landlord within five (5) days from when due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the overdue rent or other payment as a late charge. Late charges shall be deemed Additional Rent. The parties agree that this late charge represents a fair and reasonable estimate of the administrative and other costs that Landlord will incur by reason of a late payment by Tenant. Acceptance of any late payment charge shall not constitute a waiver of Tenant's default with respect to the overdue payment, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease, at law or in equity, including, but not limited to, the interest charge imposed pursuant to Paragraph 22.2.

         2.8 BASE RENT CREDIT. Provided that Tenant is not in default under any of the terms, covenants or conditions of this Lease, Tenant shall be credited with the payment of one-half (1/2) of the Base Rent due and payable under this Lease for the first (1st) through the tenth (10th) months of the Term, as and when the same becomes due (i.e., the credit shall be in the amount of $12,250.00 per month for each of the first ten (10) months of the Term). No such Base Rent credit shall reduce or limit any Additional Rent or other sum due and payable by Tenant under this Lease. Tenant understands and agrees that the foregoing Base Rent credit is conditioned upon Tenant's not having wrongfully terminated this Lease or Landlord not having. terminated this Lease by reason of Tenant's default hereunder (each such termination, a "Trigger Event"). Accordingly, upon the occurrence of any Trigger Event during any portion of the Base Rent credit period, the foregoing Base Rent credit shall be null and void, and all of the Base Rent which, in the absence of such Base Rent credit, would have been payable during such period up to the date of the Trigger Event shall become immediately due and payable by Tenant, and Tenant shall pay Base Rent during the remainder of such Base Rent credit period as such Base Rent would have become due and payable in the absence of such Base Rent credit provision.

3.      USE.

         3.1 USE OF PREMISES. Subject to any additional uses or limitations on use contained in Item 8 of the Basic Lease Provisions, the Premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be directly incidental thereto, and for no other use or purpose. Tenant acknowledges that Landlord has not made any representations or warranties with respect to the suitability of the Premises for Tenant's uses. Tenant and Tenant's Parties shall at all times comply with all rules and regulations regarding the Premises, the Building and/or the Project as Landlord may establish from time to time. Landlord shall not be responsible for nor liable to Tenant for any violation and/or enforcement of such rules and regulations by any other tenant of the Project.

                 Tenant shall be responsible for and shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, including, without limitation, the Americans with Disabilities Act of 1990 triggered subsequent to the Commencement Date as a result of Tenant's alterations or use of the Premises. Without limiting the generality of the foregoing, and subject to Paragraph 7 below, Tenant shall at its own cost and expense install and construct all physical improvements to or needed to serve the Premises (but not the exterior of the Building unless triggered by Tenant's alterations or particular use of the Premises) (i) required by any federal, state or local building code or other law or regulation enacted or becoming effective after the Commencement Date, including, but not limited to, special plumbing, railings, ramps and other improvements for use by the handicapped, or (ii) made necessary by the nature of Tenant's use of the Premises; provided, however, that Landlord shall have the option to install and construct such improvements, in which case the cost thereof shall be equitably allocated by Landlord in its reasonable discretion among the benefitted premises, and Tenant, upon demand, shall pay to Landlord, as Additional Rent, such portion of the cost thereof as may be allocated equitably, in Landlord's reasonable discretion, to the Premises. Tenant shall not place a load upon the floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Tenant shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Project or unreasonably interfere with their use of their respective premises. Landlord shall be responsible for the exterior of the Building's compliance with the Americans with Disabilities Act of 1990 unless any such compliance requirements are triggered by Tenant's alterations or particular use of the Premises, in which event Tenant shall be responsible for all such compliance.

                Tenant shall not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the state insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord or other tenants for the Project is caused by Tenant's use and occupancy of the Premises, or if Tenant vacates the Premises and causes any increase in such premiums, then Tenant shall pay as additional Rent the amount of such increase to Landlord, and, upon demand by Landlord, correct at Tenant's expense the cause of such disallowance, increased cost, penalty or surcharge to the satisfaction of the particular insurance provider or authority, as applicable.

         3.2 HAZARDOUS MATERIALS. Except for the incidental use of certain products for routine cleaning and maintenance of floors, bathrooms, windows, kitchens, and administrative offices on the Premises or Project, and certain oxygen cylinders and adhesives which shall be stored in compliance with all Environmental Laws, which products have been disclosed by Tenant to Landlord in the Environmental Questionnaire (as defined below), Tenant hereby represents, warrants and covenants that Tenant will not produce, use, store or generate any "Hazardous Materials" (as defined below) on, under or about the Premises and/or Project. Tenant has fully and accurately completed Landlord's Pre-Leasing Environmental Exposure Questionnaire ("Environmental Questionnaire"), which is incorporated herein by reference. Tenant shall not cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, disposed of, used or released on, in, under or about the Premises and/or Project by Tenant or Tenant's Parties. Tenant shall keep, operate and maintain the Premises in full compliance with all federal, state and local environmental, health and/or safety laws, ordinances, rules, regulations, codes, orders, directives, guidelines, permits or permit conditions currently existing and as amended, enacted, issued or adopted in the future which are applicable to the Premises (collectively, "Environmental Laws").

                 Landlord shall have the right (but not the obligation) to enter upon the Premises and cure any noncompliance by Tenant with the terms of this Paragraph 3.2 or any Environmental Laws or any release, discharge, spill, improper use, storage, handling or disposal of Hazardous Materials on, under, from, or about the Premises or Project, regardless of the quantity of any such release, discharge, spill, improper use, storage, handling or disposal of Hazardous Materials on or about the Premises or Project, the full cost of which shall be deemed to be Rent and shall be due and payable by Tenant to Landlord immediately upon demand. If Landlord elects to enter upon the Premises and cure any such non-compliance or release, discharge, spill, improper use, storage, handling or disposal of Hazardous Materials on, under, from, or about the Premises or Project, Tenant shall not be entitled to participate in Landlord's activities on the Premises.

                 If any information provided to Landlord by Tenant in the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed an event of default by Tenant under this Lease.

                 Without limiting in any way Tenant's obligations under any other provision of this Lease, Tenant and its successors and assigns shall indemnify, protect, defend and hold Landlord, its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns (collectively, the "Indemnified Parties,") harmless from any and all claims, judgments, damages, penalties, enforcement actions, taxes, fines, remedial actions, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, damages arising out of the diminution in the value of the Premises or Project or any portion thereof, damages for the loss of the Premises or Project, damages arising from any adverse impact on the marketing of space in the Premises or Project, and sums paid in settlement of claims, which arise during or after the Term in whole or in part as a result of the presence or suspected presence of any Hazardous Materials, in, on, under, from or about the Premises or the Project and/or other adjacent properties due to Tenant's or Tenant's Parties' activities, or failures to act (including, without limitation, Tenant's failure to report any spill or release to the appropriate regulatory agencies), on or about the Premises or Project.

                 For purposes of this Lease, the term "Hazardous Material" means any chemical, substance, material, controlled substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, benzene, toluene, ethyl benzene, xylenes, waste oil, asbestos, radon, polychlorinated biphenyls (PCBs), degreasers, solvents, and any and all of those chemicals, substances, materials, controlled substances, objects, wastes or combinations thereof which are now or may become in the future listed, defined or regulated in any manner as "hazardous substances", "hazardous wastes", "toxic substances", "solid wastes," or bearing similar or analogous definitions pursuant to any and all Environmental Laws.

                 Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be responsible, in any manner whatsoever, for any violation of Environmental Laws regarding Hazardous Materials located in, on or about the Premises (i) that was not caused or permitted, directly or indirectly, by the acts or omissions of Tenant or any of Tenant's Parties, (ii) that existed in, on or under the Premises prior to Tenant's occupying of the Premises unless caused or exacerbated by any acts or omissions of Tenant or any of Tenant's Parties, (iii) that was caused by Landlord, or its agents, contractors or employees, or (iv) that was caused by third parties unaffiliated with Tenant or any of Tenant's Parties or which migrated onto the Premises from neighboring properties owned and occupied by parties unaffiliated with Tenant or any of Tenant's Parties.

         3.3 USE OF COMMON AREAS. Tenant and Tenant's Parties shall have the non-exclusive right, in common with the other parties occupying the Project, to use the grounds, sidewalks, parking areas, driveways and alleys of the Project, subject to such reasonable rules and regulations as Landlord may from time to time prescribe. Tenant and Tenant's Parties may park only up to the maximum number of automobiles shown in Item 9 of the Basic Lease Provisions near the Premises during normal business hours on a non-exclusive basis; provided, however, Tenant shall have the right to park up to seventy-five (75) of such vehicles on an exclusive basis, but only in the area identified on Exhibit "A" as "Tenant's Reserved Parking Area". If any other tenants of the Building are unreasonably encroaching on Tenant's parking rights hereunder, Tenant shall deliver written notice of the same to Landlord, and if Landlord cannot reasonably present further encroachment by the adjacent tenant, Landlord shall reserve up to all 150 parking spaces of Tenant (or such lesser number as is necessary to provide Tenant with use of 150 parking spaces). outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion. Tenant shall not succeed to any of Landlord's easement rights over and relating to the Project, nor shall Tenant obtain any rights to common areas, as designated by Landlord, other than those rights specifically granted to Tenant in this Lease. Landlord shall have the sole right of control over the use, maintenance, configuration, repair and improvement of the common area. Landlord may make such changes to the use or configuration of, or improvements comprising, the common area as Landlord may elect without liability to Tenant (including the right to add or eliminate buildings from the Project), subject only to Tenant's vehicular parking rights shown in Item 9 of the Basic Lease Provisions.

4.       TAXES.

         4.1 PAYMENT OF REAL PROPERTY TAXES. Landlord agrees to pay, before they become delinquent, all real property taxes; current installments of any general or special assessments; license fees, commercial rental taxes, in lieu taxes, levies, charges, penalties or similar impositions imposed by any authority having the direct power to tax, and are paid or incurred by Landlord, including but not limited to, the following: (a) any tax on or measured by Rent received by Landlord from the Project or as against Landlord's business of leasing any of the Project; (b) any assessment, tax, fee, levy or charge imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, transportation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants; (c) assessments due to deed restrictions and/or owner associations; and (d) costs of determining, filing, contesting and appealing any such tax, assessment or charge, including accountants', attorneys' and consultants' fees, but excluding any income, inheritance, estate or corporate franchise taxes of Landlord (collectively, "Taxes").

            Taxes shall also include any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of Taxes. It is hereby acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of California in June 1978 and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, transportation, refuse removal and other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges, and all similar assessments, taxes, fees, levies and charges be included within the definition of Taxes for purposes of this Lease, and all property tax refunds received by Landlord which relate to periods for which Tenant previously paid Tenant's Proportionate Share of Taxes based on the amount of Taxes without taking into account the refund shall be applied to reduce Tenant's next coming due payment of Taxes.

         4.2 LIABILITY FOR ALL PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, fixtures, above-standard Tenant Improvements and alterations, additions or improvements placed by or for Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture, fixtures, above-standard Tenant Improvements or alterations, additions or improvements placed by or for Tenant in the Premises, and Landlord elects to pay the Taxes based on such increase, Tenant shall pay to Landlord, within ten
(10) days of written demand therefor, that portion of the Taxes.

5.       LANDLORD'S MAINTENANCE AND REPAIR.

         5.1 LANDLORD'S MAINTENANCE. Subject to Tenant's obligation to reimburse Landlord for all costs and expenses incurred by Landlord, Landlord shall maintain and repair the exterior portions of the roof, and the foundation and the structural soundness of the exterior walls of the Building and utility facilities stubbed to the Premises in good condition, reasonable wear and tear excepted. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries, unless otherwise specified by Landlord in writing. Landlord shall also maintain, repair and repaint the exterior walls, overhead doors, canopies, entries, handrails, gutters and other exposed parts of the Building as deemed necessary by Landlord to maintain safety and aesthetic standards, and Landlord shall maintain, repair, and operate the common areas of the Project, including but not limited to, mowing grass and general landscaping, maintenance of parking areas, driveways and alleys, parking lot sweeping, paving and restriping, exterior lighting, painting, pest control and window washing. The cost of all of the foregoing, including the cost of all supplies, uniforms, equipment, tools and materials, together with utility costs not otherwise charged directly to Tenant or other tenants, all wages and benefits of employees and independent contractors engaged in the operation, maintenance and repair of the Project, all expenses for security and safety services and equipment, any license, permit and inspection fees required in connection with the operation, maintenance or repair of the Project (but not related to improvements to tenant space), management, consulting, legal and accounting fees of independent contractors engaged by Landlord (but not related to the negotiation or enforcement of leases), other costs and expenses actually incurred by Landlord in connection with the ownership, operation, leasing and management of the Project, and other usual costs and expenses which are typically paid by other landlords to provide on-site operation of industrial, warehouse and service center projects, are collectively referred to herein as "Operating Expenses" and are subject to reimbursement by Tenant in accordance with Paragraph 2.5.1 above. To the extent that an Operating Expense consists of a maintenance or repair (including renovation and refurbishment) expense that is not properly fully deductible as an expense in the year incurred in accordance with generally accepted accounting principles, such expense shall be amortized over its useful life. Any amounts which are amortized shall result in equal payments being included in operating Expenses for the year of expenditure and succeeding years during the amortization period.

         5.2 PROCEDURE AND LIABILITY. Tenant shall immediately give Landlord written notice of any defect or the teed for repair of the items for which Landlord is responsible, after which Landlord shall have reasonable opportunity to repair the same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. If Tenant or Tenant's Parties caused any damage necessitating such repair, then Tenant shall pay the cost thereof, upon demand. Tenant hereby waives the benefit of California Civil Code Sections 1941 and 1942, and any other statute providing a right to make repairs and deduct the cost thereof from the Rent. Tenant waives any right to terminate this Lease or offset or abate Rent by reason of any failure of Landlord to make repairs to the Premises.

6.       TENANT'S MAINTENANCE AND REPAIR.

         6.1 TENANT'S MAINTENANCE. Tenant shall, at its own cost and expense, keep and maintain all parts of the Premises (except those listed as Landlord's responsibility in Paragraph 5.1 above) in good and sanitary condition, ordinary wear and tear excepted, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special store front or office entry, interior walls and finish work, floors and floor covering, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, termite and pest extermination, and regular removal of trash and debris. If Tenant shall fail to make any repair for which Tenant is responsible within ten (10) days following notice from Landlord requiring the same, Landlord and its agents and contractors shall have the right, but not the obligation, to enter upon the Premises and perform such repairs, the full cost of which shall be deemed to be Rent and shall be due and payable by Tenant to Landlord immediately within ten
(10) days following Landlord's written demand therefor; provided, however, that if such disrepair is not susceptible to cure within such ten (10) day period, Landlord shall not be permitted to perform the same at Tenant's expense so long as Tenant has commenced such repair within such ten (10) day period and thereafter diligently prosecutes the same to completion. In the case of emergency, Landlord, its agents and contractors may enter upon the Premises to perform such repairs without the necessity of prior notice to Tenant. Repairs shall be made in accordance with all applicable laws, including without limitation, the Americans with Disabilities Act of 1990. The cost of maintenance and repair of any common party wall (any wall, divider, partition or any other structure separating the Premises from any adjacent premises occupied by other tenants) shall be shared equally by Tenant and the tenant(s) occupying such adjacent premises. Tenant shall not damage any party wall or disturb the integrity and support provided by any party wall and shall, at its sole cost and expense, promptly repair any damage or injury to any party wall caused by Tenant or Tenant's Parties.

         6.2 MAINTENANCE/SERVICE CONTRACTS. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The maintenance contractor and the contract must be approved in writing by Landlord in advance. The service contract shall include all services recommended by the equipment manufacturer within the operation/maintenance manual and shall become effective (and a copy thereof delivered to Landlord) within thirty (30) days following the date Tenant takes possession of the Premises.

7.       ALTERATIONS.

         Tenant shall make no alterations, additions or improvements to the Premises (including, without limitation, roof and wall penetrations) or any part thereof without obtaining the prior written consent of Landlord in each instance. Such consent may be granted or withheld in Landlord's reasonable discretion (except if such alterations are of a structural nature or affect the exterior of the Building, in which event Landlord may withhold its consent in its sole and absolute discretion); provided, however, Tenant may make non-mechanical, non-electrical, non-structural alterations to the Premises without the prior written consent of Landlord (but nevertheless requiring advance written notice to Landlord) provided that the cost of such alterations does not exceed $25,000.00 in any one instance or $100,000.00 in the aggregate over the Term; provided further that such alterations do not affect the exterior of the Premises or the Building. Landlord may impose as a condition to such consent such requirements as Landlord may deem necessary, in its reasonable discretion, including, without limitation that: (a) Landlord be furnished with working drawings before work commences; (b) Landlord approve the contractor by whom the work is to be performed; and (c) adequate course of construction and general liability insurance be in place and Landlord be named as an additional insured under the contractor's liability and property insurance policies. All such alterations, additions or improvements must be performed in a good and workmanlike manner in compliance with all laws, rules and regulations, including, without limitation, the Americans with Disabilities Act of 1990, and diligently prosecuted to completion. Tenant shall deliver to Landlord upon commencement of such work, a copy of the building permit with respect thereto, and a certificate of occupancy, if applicable, immediately upon completion of the work. All such work shall be performed so as not to obstruct the access to the premises of any other tenant in the Building or Project. Should Tenant make any alterations without Landlord's prior written consent, or without satisfaction of any of the conditions established by Landlord in conjunction with granting such consent, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require Tenant to remove all or some of the alterations, additions or improvements at Tenant's sole cost and restore the Premises to the same condition as existed prior to undertaking the alterations, or if Tenant shall fail to do so, Landlord may cause such removal or restoration to be performed at Tenant's expense and the cost thereof shall be Additional Rent to be paid by Tenant within ten (10) days following written demand therefor. Subject to the terms of Paragraph 16, Landlord shall have the right to require Tenant, at Tenant's expense, to remove any and all alterations, additions or improvements and to restore the Premises to its prior condition upon the expiration or sooner termination of this Lease. Tenant shall notify Landlord in writing at least ten (10) days prior to the commencement of any such work in or about the Premises, and Landlord shall have the right at any time and from time to time to post and maintain notices of nonresponsibility in or about the Premises.

8.       LIENS.

         Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed by Tenant on the Premises. Tenant shall discharge of record by payment, bonding or otherwise any lien filed against the Premises on account of any labor performed or materials furnished in connection with any work performed by Tenant on the Premises immediately upon the filing of any claim of lien. Tenant shall indemnify, defend and hold Landlord harmless from any and all liability, loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Project or this Lease arising from the act or agreement of Tenant. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises. Landlord shall have the right, at Landlord's option, of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and applicable late charge, shall be Additional Rent immediately due and payable by Tenant upon rendition of a bill therefor; provided, however, with respect to any liens which appear of record and for which Landlord receives written notice during the first ninety (90) days of the Term only, Landlord must provide at least twenty (20) days prior written notice to Tenant before paying and discharging any such lien at Tenant's expense.

9.       SIGNS.

         9.1 SIGNAGE. Subject to compliance with all laws, rules, regulations, ordinances and CC&Rs, Tenant shall have the nonexclusive right to install a sign of its name on the Building, the exact size, location and appearance of which shall be subject to Landlord's approval. Any and all costs in connection with the fabrication, installation, maintenance and removal of such sign shall be borne by Tenant at its sole cost and expense. Tenant's signage rights contained herein are personal to CHAD Therapeutics, Inc. and may not be assigned under any circumstances, whether voluntarily or involuntarily, except with Landlord's prior written consent, which consent shall not be unreasonably withheld.

         9.2 CRITERIA FOR CHANGES. Tenant shall not, without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion: (a) make any changes to or paint the exterior of the Building; (b) install any exterior lights, decorations or paintings; or (c) erect or install any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, design, lighting, color and general appearance. All signs shall be in compliance with all applicable laws and regulations and all covenants, conditions and restrictions relating to the Premises. All signs shall be kept in good condition and in proper operating order at all times.

10.      UTILITIES.

         Tenant shall pay for all separately metered water, gas, heat, light, telephone, sewer and sprinkler charges and for other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities, and shall furnish all electric light bulbs and tubes. If any utilities serving the Premises are not separately metered, Tenant shall pay to Landlord its proportionate share of the cost thereof as reasonably determined by Landlord. Landlord shall in no event be liable for any damages directly or indirectly resulting from or arising out of the interruption or failure of utility services on the Premises. Tenant shall have no right to terminate this Lease nor shall Tenant be entitled to any abatement in Rent as a result of any such interruption or failure of utility services. No such interruption or failure of utility services shall be deemed to constitute a constructive eviction of Tenant. Notwithstanding the foregoing, if any of the utilities are interrupted and not available ("Interruption") for more than five (5) consecutive business days, then beginning on the sixth (6th) consecutive business day of Interruption through the last day of such Interruption, Tenant shall be entitled to an abatement of Rent, and the Term shall be extended the same number of days, but only if (i) the Interruption is not caused by a casualty covered by Paragraph 11 of this Lease or by an act or omission of Tenant or Tenant's Parties, (ii) Tenant is materially prevented by the Interruption from using and does not use the Premises or any portion thereof, and (iii) Tenant has provided Landlord with written notice of the same.

11.      FIRE AND CASUALTY DAMAGE.

         11.1 NOTICE OF DESTRUCTION. If the Premises are damaged or destroyed by fire, earthquake or other casualty, Tenant shall give immediate written notice thereof to Landlord.

         11.2 LOSS COVERED BY INSURANCE. If at any time prior to the expiration or termination of this Lease, the Premises or the Project are wholly or partially damaged or destroyed, the loss to Landlord from which is fully covered (except for any applicable deductibles) by proceeds of insurance maintained or required to be maintained by Landlord or for Landlord's benefit, which damage renders the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business, then:

                 (a) If all repairs to the Premises or Project can, in Landlord's judgment, be completed within two hundred (200) days following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, and if such damage or destruction is not the result of the negligence or willful misconduct or omission of Tenant or Tenant's Parties (as contemplated in Paragraph 11.4), Landlord shall notify Tenant of the same within sixty (60) days following the date of notice to Landlord of such damage or destruction, and Landlord shall, at Landlord's expense (other than the deductible) (provided Landlord can obtain all necessary governmental permits and approvals therefor at reasonable cost and on reasonable conditions), repair the same, and this Lease shall remain in full force and effect and a proportionate reduction of Rent shall be allowed Tenant for such portion of the Premises as shall be rendered inaccessible or unusable to Tenant during the period of time that such portion is unusable or inaccessible. There shall be no proportionate reduction of Rent by reason of any portion of the Premises being unusable or inaccessible for a period equal to five (5) consecutive business days or less.

                 (b) If such damage or destruction is not the result of the negligence or willful misconduct or omission of Tenant or Tenant's Parties, and if all such repairs cannot, in Landlord's judgment, be completed within two hundred (200) days following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, Landlord shall notify Tenant of the same within sixty (60) days following the date of notice to Landlord of such damage or destruction, in which event either party may, at its sole and absolute option, by written notice to the other given within twenty (20) days following the date of Landlord's notice to Tenant stating that all such repairs cannot in Landlord's judgment, be completed within said two hundred (200) days, terminate this Lease as of the date of the occurrence of such damage or destruction; provided, however, if neither party elects to terminate this Lease within said twenty (20) day period, then this Lease shall remain in full force and effect, but the Rent shall be proportionately reduced as provided in Paragraph 11.2(a).

                 Notwithstanding anything to the contrary contained in this Paragraph 11, Tenant shall pay to Landlord, within ten (10) days following Landlord's demand therefor, the amount of the deductible under Landlord's insurance policy (Tenant's Proportionate Share of which shall not exceed (i) $25,000.00 per occurrence for casualties covered under Landlord's all risk property insurance, and (ii) $100,000.00 per occurrence under Landlord's earthquake coverage, if any). If the damage involves portions of the Project other than the Premises, Tenant shall pay only a portion of the deductible based on the ratio of the cost of repairing the damage in the Premises to the total cost of repairing all of the damage in the Project.

         11.3 LOSS NOT COVERED BY INSURANCE. If, at any time prior to the expiration or termination of this Lease, the Premises or the Project are totally or partially damaged or destroyed from a risk, the loss to Landlord from which is not fully covered (except for any applicable deductibles) by insurance maintained or required to be maintained by Landlord or for Landlord's benefit, which damage renders the Premises inaccessible or unusable to Tenant in the ordinary course of its business, and if such damage or destruction is not the result of the negligence or willful misconduct or omission of Tenant or Tenant's Parties, Landlord may, at its option, upon written notice to Tenant within thirty (30) days after notice to Landlord of the occurrence of such damage or destruction, elect to repair or restore such damage or destruction, or Landlord may elect to terminate this Lease. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect, but the Rent shall be proportionately reduced as provided in Paragraph 11.2(a). If Landlord elects to terminate this Lease, such termination shall be effective as of the date of the occurrence of such damage or destruction. Notwithstanding anything to the contrary contained in this Paragraph 11.3, if all such repairs cannot, in Landlord's judgment, be completed within two hundred (200) days following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, Landlord shall notify Tenant of the same within sixty (60) days following the date of notice to Landlord of such damage or destruction, in which event either party may, at its sole and absolute option, by written notice to the other given within twenty (20) days following the date of Landlord's notice to Tenant stating that all such repairs cannot, in Landlord's judgment, be completed within said two hundred (200) days, terminate this Lease as of the date of occurrence of such damage or destruction; provided, however, if neither party elects to terminate this Lease within said twenty (20) day period, then this Lease shall remain in full force and effect but the Rent shall be proportionately reduced as provided in Paragraph 11.2(a).

         11.4 LOSS CAUSED BY TENANT OR TENANT'S PARTIES. If the Premises or the Project are wholly or partially damaged or destroyed as a result of the negligence or willful misconduct or omission of Tenant or Tenant's Parties, Tenant shall forthwith diligently undertake to repair or restore all such damage or destruction at Tenant's sole cost and expense, or Landlord may at its option undertake such repair or restoration at Tenant's sole cost and expense; provided, however, that Tenant shall be relieved of its repair and payment obligations pursuant to this Paragraph 11.4 to the extent such damage is covered by insurance carried or required to be carried by Landlord hereunder, although Tenant shall in all such events pay to Landlord the full amount of the deductible under Landlord's insurance policy and any amounts not insured. This Lease shall continue in full force and effect without any abatement or reduction in Rent or other payments owed by Tenant.

         11.5 DESTRUCTION NEAR END OF TERM. Notwithstanding the foregoing, if the Premises or the Project are wholly or partially damaged or destroyed (such that the same cannot, in Landlord's judgment, be repaired or restored within sixty (60) days) within the final nine (9) months of the Term, either party may, at its option, elect to terminate this Lease upon written notice given to the other within thirty (30) days following such damage or destruction..

         11.6 DESTRUCTION OF IMPROVEMENTS AND PERSONAL PROPERTY. In the event of any damage to or destruction of the Premises or the Project, under no circumstances shall Landlord be required to repair, replace or compensate Tenant, Tenant's Parties or any other person for the personal property, trade fixtures, machinery, equipment or furniture of Tenant or any of Tenant's Parties, or any alterations, additions or improvements installed in the Premises by Tenant, and Tenant shall promptly repair and replace all such personal property and improvements at Tenant's sole cost and expense.

         11.7 EXCLUSIVE REMEDY. The provisions of this Paragraph 11 shall constitute Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Project, and Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction, including without limitation those available under California Civil Code Sections 1932 and 1933(4). No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant's business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises or the Project.

         11.8 LENDER DISCRETION. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds from insurance held by Landlord be applied to such indebtedness, then Landlord shall have the right to deliver written notice to Tenant terminating. this Lease.

12.      INDEMNITY AND INSURANCE.

         12.1 INDEMNITY. Tenant shall indemnify, protect, defend and hold the Indemnified Parties harmless from any and all claims, judgments, damages, liabilities, losses, sums paid in settlement of claims, costs and expenses (including, but not limited to, reasonable attorneys, fees and litigation costs), obligations, liens and causes of action, whether threatened or actual, direct or indirect (collectively, "Claims"), which arise in any way, directly or indirectly, resulting from or in connection with, in whole or in part, Tenant's or Tenant's Parties' activities in, on or about the Premises or Project, including, without limitation, Tenant's breach or default of any obligation of Tenant to be performed under the terms of this Lease, the conduct of Tenant's business, the nonobservance or nonperformance of any law, ordinance or regulation or the negligence or misconduct of Tenant or Tenant's Parties, except injury to persons or damage to property the sole cause of which is the negligence or willful misconduct of Landlord, or the wrongful failure of Landlord to repair any part of the Project which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Landlord shall not be liable to Tenant for any damages arising from any act, omission or neglect of any other tenant in the Project.

         12.2 LANDLORD'S INSURANCE. Landlord shall maintain (i) fire insurance and extended all risk insurance covering the Building in an amount not less than 100% of the replacement cost thereof, and (ii) such other types (and in amounts) of insurance as Landlord deems necessary or desirable in its sole discretion, which may include, without limitation, liability, property damage and/or loss of rental income coverage. Such insurance shall be for the sole benefit of Landlord and under its sole control. The premiums for any such insurance shall be an Operating Expense.

         12.3 TENANT'S INSURANCE OBLIGATIONS. Tenant agrees that at all times from and after the date Tenant is given access to the Premises for any reason, Tenant shall carry and maintain, at its sole cost and expense, the following types, amounts and forms of insurance:

                 12.3.1 GENERAL LIABILITY INSURANCE. A broad form comprehensive general liability or commercial general liability policy covering property damage, personal injury, advertising injury and bodily injury, and including blanket contractual liability coverage for obligations under this Lease, covering the Project in an amount of not less than the amount per occurrence specified in Item 10 of the Basic Lease Provisions. Such policy shall be in the occurrence form with a per location general aggregate. Each policy shall name Landlord and any management agent from time to time designated by Landlord and any lender of Landlord as additional insureds, and shall provide that any coverage to additional insureds shall be primary; when any policy issued to Landlord provides duplicate coverage or is similar in coverage, Landlord's policy will be excess over Tenant's policies. No deductibles in excess of Five Thousand Dollars ($5,000) per occurrence shall be permitted. Tenant shall pay any deductibles.

                 12.3.2 PROPERTY INSURANCE. A policy or policies, including the Boiler and Machinery Perils and the Special Causes of Loss form of coverage ("All Risks"), including vandalism and malicious mischief, theft, sprinkler leakage (including earthquake sprinkler leakage) and water damage coverage in an amount equal to the full replacement value, new without deduction for depreciation, on an agreed amount basis (no co-insurance requirement), of all trade fixtures, furniture and equipment in the Premises, and all alterations, additions and improvements to the Premises installed by or for Tenant or provided to Tenant. Such insurance shall also include business interruption and extra expense coverage for Tenant's operations and debris removal coverage for removal of property of Tenant and Tenant's Parties which may be damaged within the Premises. Such coverage shall name the Landlord as an additional insured and/or loss payee as its interest may appear. No deductibles in excess of Five Thousand Dollars ($5,000) shall be permitted. Tenant shall pay any deductibles.

                 12.3.3 WORKERS' COMPENSATION INSURANCE. Workers' compensation insurance, including employers, liability coverage, shall comply with applicable California law. Such insurance shall include a waiver of subrogation in favor of Landlord, if available.

         12.4 EVIDENCE OF COVERAGE. All of the policies required to be obtained by Tenant pursuant to Paragraph 12.3 shall be with companies and in form satisfactory to Landlord. Each insurance company providing coverage shall have a current Best's Rating of "A-XII" or better. Upon notice from Landlord, Tenant shall add any mortgagee of the Building and any management agent designated by Landlord as an additional insured or loss payee, as applicable. Tenant shall provide Landlord with certificates and copies of endorsements (and upon request, policies) of insurance acceptable to Landlord issued by each of the insurance companies issuing any of the policies required pursuant to the provisions of Paragraph 12.3, and said certificates and endorsements shall provide that the insurance issued thereunder shall not be altered, cancelled or non-renewed until after thirty (30) days, written notice to Landlord. "Claims made" policies shall not be permitted. Each policy shall permit the waiver in
Section 12.5 below. Evidence of insurance coverage shall be furnished to Landlord prior to Tenant's possession of the Premises and thereafter not fewer than fifteen (15) days prior to the expiration date of any required policy. Tenant may satisfy its insurance obligations hereunder by carrying such insurance under a so-called blanket policy or policies of insurance which are acceptable to Landlord. If Tenant fails to obtain any insurance required hereby or provide evidence thereof to Landlord, Landlord may, but shall not be obligated to, and Tenant hereby appoints

Landlord as its agent to, procure such insurance and bill the cost of the-insurance plus a twenty percent (20%) handling charge to Tenant. Tenant shall pay such costs to Landlord as Additional Rent with the next monthly payment of Rent.

         12.5 WAIVERS OF SUBROGATION. Landlord waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of the Building or the Premises to the extent that Landlord's insurance policies then in force or the policies required to be carried by Landlord under the terms of this Lease, whichever is broader, insure against such damage-or destruction and permit such waiver. Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant to the extent that Tenant's insurance policies then in force or the policies required by this Lease, whichever is broader, insure against such damage or destruction.

13.      LANDLORD'S RIGHT OF ACCESS.

         Tenant shall permit Landlord and its employees and agents, at all reasonable times upon reasonable notice and at any time (without any requirement of notice) in case of emergency, in such manner as to cause as little disturbance to Tenant as reasonably practicable (a) to enter into and upon the Premises to inspect them, to protect the Landlord's interest therein, or to post notices of non-responsibility, (b) to take all necessary materials and equipment into the Premises, and perform necessary work therein, and (c) to perform periodic environmental audits, inspections, investigations, testing and sampling of the Premises and/or the Project, and to review and copy any documents, materials, data, inventories, financial data, notices or correspondence to or from private parties or governmental authorities in connection therewith. No such work shall cause or permit any rebate of Rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises, or damage, injury or inconvenience thereby occasioned, or constitute constructive eviction. Landlord may at any time place on or about the Building any ordinary "for sale" and "for lease" signs. Tenant shall also permit Landlord and its employees and agents, upon request, to enter the Premises or any part thereof, at reasonable times during normal business hours, to show the Premises to any fee owners, lessors of superior leases, holders of encumbrances on the interest of Landlord under the Lease, or prospective purchasers, mortgagees or lessees of the Project or Building as an entirety. During the period of six (6) months prior to the expiration date of this Lease, Landlord may exhibit the Premises to prospective tenants.

14.      ASSIGNMENT AND SUBLETTING.

         14.1 LANDLORD'S CONSENT. Tenant shall not assign all or any portion of its interest in this Lease, whether voluntarily, by operation of law or otherwise, and shall not sublet all or any portion of the Premises, including, but not limited to, sharing them, permitting another party to occupy them or granting concessions or licenses to another party, except with the prior written consent of Landlord, which Landlord may withhold for any reasonable condition, including, but not limited to: (a) Tenant is in default of this Lease; (b) the assignee or subtenant is unwilling to assume in writing all of Tenant's obligations hereunder; (c) the assignee or subtenant has a financial condition which is reasonably unsatisfactory to Landlord or Landlord's mortgagee; (d) the Premises will be used for different purposes than those set forth in Paragraph 3 or for a use requiring or generating increased or different Hazardous Materials; (e) the proposed assignee or subtenant or its business is subject to compliance with additional requirements of the law (including related resolutions) commonly known as the Americans with Disabilities Act of 1990 beyond those requirements applicable to Tenant; (f) Tenant proposes to assign less than all of its interest in this Lease or to sublet the Premises in units that are unusually small for the Project; and (g) the assignee or subtenant requires extensive alterations to the Premises.

         14.2 FEES. Tenant shall pay Landlord's reasonable attorneys' fees incurred in evaluating any proposed assignment or sublease and documenting Landlord's consent.

         14.3 PROCEDURE. Whenever Tenant has obtained an offer to assign any interest in this Lease or to sublease all or any portion of the Premises, Tenant shall provide to Landlord the name and address of said proposed assignee or sublessee, the base rent and all other compensation to be paid to Tenant, the proposed use by the proposed assignee or sublessee, the proposed effective date of the assignment or subletting, and any other business terms which are material to the offer and/or which differ from the provisions of this Lease ("Notice of Offer"). Tenant shall also provide to Landlord the nature of business, financial statement and business experience resume for the immediately preceding five (5) years of the proposed assignee or sublessee and such other information concerning such proposed assignee or sublessee as Landlord may require. The foregoing information shall be in writing and shall be received by Landlord no less than forty-five (45) days prior to the effective date of the proposed assignment or sublease.

                 Within thirty (30) days following its receipt of a Notice of Offer for the proposed assignment or subletting, Landlord shall be entitled to terminate this Lease as to all of the Premises (unless Tenant proposes a sublease of a portion of the Premises, in which event Landlord may terminate this Lease as to such portion) by written notice to Tenant ("Termination Notice"), and such termination shall be effective as of the proposed effective date of the proposed assignment or sublease. If Landlord does not elect to terminate this Lease, Landlord shall either notify Tenant that Landlord consents to the proposed assignment or subletting or withholds its consent for reasons to be specified in the notice. If Landlord does not provide a Termination Notice or a notice withholding its consent to Tenant within thirty
(30) days following its receipt of a Notice of Offer, Landlord shall be deemed to have consented to the proposed assignment or subletting.

         14.4 BONUS RENT. If any interest in this Lease is assigned or all or any portion of the Premises is subleased, Landlord shall receive all of the "bonus rent" to be realized from such assignment or subletting. The bonus rent shall mean any lump sum payment or other value received by Tenant, plus any base rent, percentage rent or periodic compensation received by Tenant from or for the benefit of an assignee or sublessee in excess of (a) all amounts owed for Rent and other charges pursuant to this Lease, and (b) all reasonable commissions and fees paid to any real estate broker or finder who is unaffiliated with Tenant in connection with the assignment or subletting. If a portion of the Premises is subleased, the amount in clause (a) shall be prorated based on the portion of the Premises, rentable area to be subleased. The bonus rent shall be paid on the first (1st) day of each calendar month next following tenant's receipt of each payment from its assignee or sublessee, after reduction for all amounts described in clauses (a) and (b) above, amortized over the full term of the assignment or sublease.

         14.5 CONTINUING TENANT OBLIGATIONS. No subleasing or assignment shall relieve Tenant from liability for payment of all forms of Rent and other charges herein provided or from Tenant's obligations to keep and be bound by the terms, conditions and covenants of this Lease.

         14.6 WAIVER, DEFAULT AND CONSENT. The acceptance of Rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to the assignment or subletting of the Premises. Any assignment or sublease without the Landlord's prior written consent shall be voidable, at

Landlord's election, and shall constitute a noncurable event of default under this Lease. Consent to any assignment or subletting shall not be deemed a consent to any future assignment or subletting.

         14.7 RESTRUCTURING OF BUSINESS ORGANIZATIONS. Any transfer of corporate shares or partnership interests of Tenant, so as to result in a change in the present voting control of Tenant by the person or persons owning a majority of said corporate shares or partnership interests on the date of this Lease (except for trading on an exchange), shall constitute an assignment and shall be subject to the provisions of this Paragraph 14. Notwithstanding the foregoing, an assignment of this Lease by operation of law as a result of a merger or consolidation of Tenant, or an assignment of this Lease in conjunction with (i) the sale of all or substantially all of Tenant's assets, or (ii) a public offering of the stock of Tenant, shall not constitute an assignment of this Lease under this Paragraph 14, provided that, and only so long as, the surviving tenant or assignee has a net worth greater than or equal to that of Tenant as of the date hereof. Notwithstanding the foregoing, an assignment of this Lease to an entity ("Affiliate Entity") which owns, or is owned by, Tenant, shall not constitute an assignment of this Lease under this paragraph 14, provided that (a) such entity owns more than fifty percent (50%) of the outstanding shares of all classes of voting stock of Tenant, or Tenant owns more than fifty percent (50%) of all ownership and controlling interests of such assignee, and (b) in either such case, the assignee has a net worth greater than or equal to that of Tenant as of the date hereof.

         14.8 ASSIGNMENT OF SUBLEASE RENT. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rents from any subletting of all or any part of the Premises, and Landlord, as assignee and as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application, may collect such rents and apply same toward Tenant's obligations under this Lease, except that, until the occurrence of an event of default by Tenant, Tenant shall have the right and license to collect such rents.

         14.9 ASSIGNMENT IN BANKRUPTCY. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., or such similar laws or amendments thereto which may be enacted from time to time (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

         14.10 ASSUMPTION OF OBLIGATIONS. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

15.      CONDEMNATION.

         15.1 TOTAL TAKING. If the whole or any substantial part of the Premises or the Project shall be taken or damaged because of the exercise of the power of eminent domain, whether by condemnation proceedings or otherwise, including acts or omissions constituting inverse condemnation, or any transfer of the Premises or Project or portion thereof in avoidance of the exercise of the power of eminent domain (collectively, a "Taking"), and the Taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Lease shall terminate effective when the physical Taking of the Premises shall occur.

         15.2 PARTIAL TAKING. If part of the Premises shall be subject to a Taking and this Lease is not terminated as provided in the Paragraph 15.1 above, this Lease shall not terminate but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced in proportion to the area of the Premises rendered unusable by Tenant.

         15.3 CONDEMNATION AWARD. The entire award or compensation for any Taking of the Project and/or the Premises, or any part thereof, or for diminution in value, shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any separate award made to Tenant for loss of business, for relocation purposes, or for the taking of Tenant's fixtures and improvements.

         15.4 EXCLUSIVE REMEDY. This Paragraph 15 shall be Tenant's sole and exclusive remedy in the event of any Taking. Tenant hereby waives the benefits of California Code of Civil Procedure Section 1265.130 or any other statute granting Tenant specific rights in the event of a Taking which are contrary to the provisions of this Paragraph 15.

16.      SURRENDER AND HOLDING OVER.

         16.1 SURRENDER. Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises in as good condition as when received, reasonable wear and tear excepted, broom clean and free of trash and rubbish, and free from all tenancies or occupancies by any person. Tenant shall remove all trade fixtures, furniture, equipment and other personal property installed in the Premises prior to the expiration or earlier termination of this Lease. Unless otherwise provided in Paragraph 7 or waived by Landlord in writing prior to the expiration or earlier termination of this Lease, Tenant shall remove at its sole cost all alterations, additions and improvements (other than the Tenant Improvements, as set forth in the plans delivered by Tenant and received by Landlord prior to the date of this Lease) made by Tenant to the Premises; provided, however, Landlord shall, upon Tenant's written request therefor, notify Tenant in writing at the time of Landlord's written consent (if applicable) whether Landlord will require the removal of such alterations. Alterations, additions and improvements remaining on the Premises at the expiration or earlier termination of this Lease shall become the property of Landlord. Tenant shall, at its own cost, completely repair any and all damage to the Premises and the Building resulting from or caused by such removal. The provisions of Paragraph 7 shall apply to such removal and repair work.

         16.2 HOLDING OVER. If Landlord agrees in writing that Tenant may hold over after the expiration or earlier termination of this Lease, unless the parties hereto otherwise agree in writing as to the terms of such holding over, the holdover tenancy shall be subject to termination by Landlord or Tenant at.. any time upon not less than thirty (30) days, prior written notice. If Tenant holds over without the consent of Landlord, the same shall be a tenancy at will terminable at any time, and Tenant shall be liable to Landlord for, and Tenant shall indemnify, protect, defend and hold Landlord harmless from and against, any damages, liabilities, losses, costs, expenses or claims suffered or caused by such holdover, including damages and costs related to any successor tenant of the Premises to whom Landlord could not deliver possession of the Premises when promised. All of the other terms and provisions of this Lease shall be applicable during any holdover period, with or without consent, except that Tenant shall pay to Landlord from time to time upon demand, as Rent for the period of any holdover, an amount equal to one hundred fifty percent (150%) of the then applicable Base Rent plus all Additional Rent in effect on the termination date, computed on a daily basis for each day of the holdover period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease. The preceding provisions of this Paragraph 16.2 shall not be construed as Landlord's consent to any holding over by Tenant.

         16.3 ENTRY AT END OF TERM. If during the last month of the Term, Tenant shall have removed substantially all of Tenant's property and personnel from the Premises, Landlord may enter the Premises and repair, alter and redecorate the same, without abatement of Rent and without liability to Tenant, and such acts shall have no effect on this Lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacation of the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

17.      QUIET ENJOYMENT.

         Landlord represents and warrants that it has full rights and authority to enter into this Lease and that Tenant, upon paying the Rent and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease, any ground lease, any mortgage or deed of trust now or hereafter encumbering the Premises or the Project, and all matters of record.

18.      EVENTS OF DEFAULT.

         The following events shall be deemed to be events of default by Tenant under this Lease:

         18.1 FAILURE TO PAY RENT. Tenant shall fail to pay any installment of the Rent herein reserved within five (5) days following written notice that Rent is due, or any other payment or reimbursement to Landlord required herein within five (5) days following written notice that Rent is due.

         18.2 INSOLVENCY. Tenant or any guarantor of Tenant's obligations hereunder shall generally not pay its debts as they become due or shall admit in writing the inability to pay its debts or shall make a general assignment for the benefit of creditors.

         18.3 APPOINTMENT OF RECEIVER. A receiver or trustee (or similar official) shall be appointed for all or substantially all of the assets of Tenant.

         18.4 BANKRUPTCY. The filing of any voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of forty-five (45) days.

         18.5 ATTACHMENT. The attachment, execution or other judicial seizure or non-judicial seizure of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof.

         18.6    INTENTIONALLY OMITTED.

         18.7 CERTIFICATES. Tenant shall fail to deliver to Landlord any subordination agreement within the time limit prescribed iii Paragraph 21 below, or a Certificate of occupancy, all financial statements or an estoppel certificate within the time limits prescribed in Paragraph 22.7 below.

         18.8 FAILURE TO DISCHARGE LIENS. Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 8 hereof.

         18.9 FALSE FINANCIAL STATEMENT. Landlord discovers that any financial statement given to Landlord by Tenant, any assignee, subtenant or successor in interest of Tenant, or any guarantor of Tenant's obligations hereunder, or any of them, was materially false when given to Landlord.

         18.10 FAILURE TO COMPLY WITH LEASE TERMS. Tenant shall fail to comply with any other term, provision or covenant of this Lease, and shall not cure such failure within twenty (20) days after written notice thereof to Tenant; provided, however, if the nature of the obligation is such that it cannot be cured within twenty (20) days, Tenant shall not be in default so long as it commences performance of such cure with all diligence (and in no event later than 20 days) and thereafter diligently prosecutes the same to completion.

19.      LANDLORD'S REMEDIES.

         Upon the occurrence of any event of default, Landlord may, at its option without further notice or demand and in addition to any other rights and remedies hereunder or at law or in equity, do any or all of the following:

         19.1 TERMINATION. Terminate Tenant's right to possession of the Premises by any lawful means upon at least 3 days' written notice (which notice may be satisfied by any notice which may be given by Landlord pursuant to Paragraph 18, if applicable), in which case Tenant shall immediately surrender possession of the Premises to Landlord and, in addition to any rights and remedies Landlord may have at law or in equity, Landlord shall have the following rights:

                 (a) To re-enter the Premises then or at any time thereafter and remove all persons and property and possess the Premises, without prejudice to any other remedies Landlord may have by reason of Tenant's default or of such termination, and Tenant shall have no further claim hereunder.

                 (b) To recover all damages incurred by Landlord by reason of the default, including without limitation (i) the worth at the time of the award of the payments owed by Tenant to Landlord under this Lease that were earned but unpaid at the time of termination; (ii) the worth at the time of the award of the amount by which the payments owed by Tenant to Landlord under the Lease that would have been earned after the date of termination until the time of the award exceeds the amount of the loss of payments owed by Tenant to Landlord under this Lease for the same period that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the payments owed by Tenant to Landlord for the balance of the Term after the time. of the award exceeds the amount of the loss of payments owed by Tenant for the same period that Tenant proves could have been reasonably avoided; (iv) all costs incurred by Landlord in retaking possession of the Premises and restoring them to good order and condition; (v) all costs, including without limitation brokerage commissions, advertising costs and restoration and remodeling costs, incurred by

                 Landlord in reletting the Premises; plus (vi) any other amount, including without limitation reasonable attorneys' fees and audit expenses, necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. "The worth at the time of the award," as used in clauses (i) and (ii) of this paragraph, is to be determined by computing interest as to each unpaid payment owed by Tenant to Landlord under the Lease, at the highest interest rate permitted by law. "The worth at the time of the award," as referred to in clause (iii) of this paragraph, is to be determined by discounting such amount, as of the time of award, at the discount rate of the San Francisco Federal Reserve Bank, plus 1%.

                 (c) To remove, at Tenant's sole risk, any and all personal property in the Premises and place such in a public or private warehouse or elsewhere at the sole cost and expense and in the name of Tenant. Any such warehouser shall have all of the rights and remedies provided by law against Tenant as owner of such property. If Tenant shall not pay the cost of such storage within thirty (30) days following Landlord's demand, Landlord may, subject to the provisions of applicable law, sell any or all such property at a public or private sale in such manner and at such times and places as Landlord deems proper, without notice to or demand upon Tenant. Tenant waives all claims for damages caused by Landlord's removal, storage or sale of the property and shall indemnify and hold Landlord free and harmless from and against any and all loss, cost and damage, including without limitation court costs and attorneys' fees. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, with all rights and powers necessary to effectuate the provisions of this subparagraph.

         19.2 CONTINUATION OF LEASE. Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover rent as it becomes due hereunder, and, at Landlord's election, to re-enter and relet the Premises on such terms and conditions as Landlord deems appropriate. Without limiting the generality of the foregoing, Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). If Landlord relets the Premises or any portion thereof, any rent collected shall be applied against amounts due from Tenant. Landlord may execute any lease made pursuant hereto in its own name, and Tenant shall have no right to collect any such rent or other proceeds. Landlord's reentry and/or reletting of the Premises, or any other acts, shall not be deemed an acceptance of surrender of the Premises or Tenant's interest therein, a termination of this Lease or a waiver or release of Tenant's obligations hereunder. Landlord shall have the same rights with respect to Tenant's improvements and personal property as under Paragraph 19.1 above, even though such re-entry and/or reletting do not constitute acceptance of surrender of the Premises or termination of this Lease.

         19.3 APPOINTMENT OF RECEIVER. Cause a receiver to be appointed in any action against Tenant and to cause such receiver to take possession of the Premises and to collect the rents or bonus rent derived therefrom. The foregoing shall not constitute an election by Landlord to terminate this Lease unless specific notice of such intent is given.

         19.4 LATE CHARGE. Subject to the terms of Paragraph 2.7, charge late charges.

         19.5 INTEREST. Subject to the terms of Paragraph 22.2, charge interest on any amount not paid when due. Interest shall accrue from the date funds are first due or, if the payment is for funds expended by Landlord on Tenant's behalf, from the date Landlord expends such funds.

         19.6 ATTORNEYS' FEES. Collect, upon demand, all reasonable attorneys' fees and expenses incurred by Landlord in enforcing its rights and remedies hereunder.

         19.7 INJUNCTION. To restrain by injunction or other equitable means any breach or anticipated breach of this Lease.

20.      TENANT'S REMEDIES.

         20.1 LANDLORD'S DEFAULT. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within sixty (60) days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, "Lender") covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than sixty (60) days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such sixty (60) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord hereunder shall be construed as covenants, not conditions.

         20.2 TENANT'S REMEDIES. In the event of any default, breach or violation of Tenant's rights under this Lease by Landlord, Tenant's exclusive remedies shall be an action for specific performance or action for actual damages. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord's obligation, a lien upon the property of Landlord and/or upon Rent due Landlord, or the right to terminate this Lease or withhold Rent on account of any Landlord default. Notwithstanding the foregoing, if Landlord fails to make any repair required of Landlord under this Lease within the time period specified in Paragraph 20.1 above, then five (5) business days following Landlord's receipt of a new written notice from Tenant stating that such failure remains uncured (and provided such cure has not then been performed), Tenant may cause such repairs (other than work affecting the structural integrity of the Building) to be made, and Landlord shall reimburse Tenant for the reasonable cost thereof within thirty (30) days of Landlord's receipt of paid invoices for such repairs.

         20.3 NON-RECOURSE. Notwithstanding anything to the contrary in this Lease, any judgment obtained by Tenant or any of Tenant's Parties against Landlord or any Indemnified Parties shall be satisfied only out of Landlord's interest in the Building and the legal parcel of land on which it sits.
Neither Landlord nor any Indemnified Parties shall have any personal liability for any matter in connection with this Lease or its obligations as Landlord of the Premises, except as provided above. Tenant shall not institute, seek or enforce any personal or deficiency judgment against Landlord or any Indemnified Parties, and none of their property shall be available to satisfy any judgment hereunder, except as provided in this Paragraph 20.3.

         20.4 SALE OF PREMISES. In the event of any sale or transfer of the Premises (and provided that any security deposit held by the seller, transferor or assignor (collectively,

"Seller") is delivered or credited to the purchaser, transferee or assignee (collectively, "Purchaser"), the Seller shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord thereafter to be performed and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the Seller and the Purchaser on any such sale, transfer or assignment that such Purchaser has assumed and agreed to carry out any and all agreements, covenants and obligations of Landlord hereunder.

21.      MORTGAGES.

         Tenant accepts this Lease subject and subordinate to any ground lease, mortgage and/or deed of trust now or at any time hereafter constituting a lien or encumbrance upon the Premises; provided, however, with respect to future mortgages, such subordination is conditioned upon Tenant receiving a nondisturbance agreement (on such mortgagee's then standard form). Notwithstanding any such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the Rent and observe and perform all of its obligations hereunder, unless this Lease is otherwise terminated pursuant to its terms. If any ground lessor, mortgagee or beneficiary under a deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such ground lessor, mortgagee or beneficiary, this Lease shall be deemed superior to such ground lease or lien, whether this Lease was executed before or after said ground lease, mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any ground lessor or mortgagee for the purpose of attornment or subjecting and subordinating this Lease to any ground lease or the lien of any such mortgage; provided, however, the foregoing obligation of Tenant to execute a subordination agreement is conditioned upon such subordination agreement also containing a nondisturbance provision. Tenant's failure to execute each instrument, release or document within ten
(10) days after written demand shall constitute an event of default by Tenant hereunder without further notice to Tenant, or at Landlord's option Landlord shall execute such instrument, release or document on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact, coupled with an interest, and in Tenant's name, place and stead, to execute such documents in accordance with this Paragraph 21. Landlord hereby agrees to use all commercially reasonable efforts to provide Tenant, within forty-five (45) days following the mutual execution and delivery of this Lease (the "SNDA Outside Date"), with a subordination, nondisturbance and attornment agreement ("SNDA") from the current beneficiary of the deed of trust encumbering the Building, provided that Landlord's sole obligation shall be to provide the SNDA on such current beneficiary's then current standard form. If Landlord is unable to deliver the SNDA to Tenant on or before the SNDA Outside Date, and such failure is not due in whole or in part to any act or omission of Tenant or Tenant's Parties, then for each day of delay in Landlord's delivery to Tenant of the SNDA beyond the SNDA Outside Date which actually causes a delay in the construction of the Tenant Improvements, the Commencement Date shall be delayed by one (1) day.

22.      GENERAL PROVISIONS.

         22.1 SINGULAR AND PLURAL. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         22.2 INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided to the contrary, any amount due to Landlord not paid within five (5) days from when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease, provided, however, that interest shall not be payable on late charges incurred by Tenant.

         22.3    TIME OF ESSENCE.  Time is of the essence.

         22.4 BINDING EFFECT. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

         22.5 CHOICE OF LAW. This Lease shall be governed by the laws of the State of California applicable to contracts made and to be performed in such state.

         22.6 CAPTIONS. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         22.7 CERTIFICATES. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, a Certificate of Occupancy for work performed by Tenant or Tenant's Parties in the Premises, annual financial statements for each of the previous three (3) fiscal years of Tenant, and an estoppel certificate stating that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the date to which Rent has been paid, the unexpired Term of this Lease and such other matters pertaining to this Lease as may be requested by Landlord or Landlord's designee. Any such certificate may be conclusively relied upon by Landlord or Landlord's designee. At Landlord's option, Tenant's failure to timely deliver such certificate shall be an event of default by Tenant, without further notice to Tenant, or it shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than one (1) month's rent has been paid in advance.

         22.8 AMENDMENTS. This Lease may not be altered, changed or amended except by an instrument in writing signed and dated by both parties hereto. Tenant agrees to make such reasonable modifications to this Lease as may be required by any lender in connection with the obtaining of financing or refinancing of the Project or any portion thereof.

         22.9 ENTIRE AGREEMENT. This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto, and supersedes all prior agreements or understandings. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect.

         22.10 WAIVERS. The waiver by Landlord of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein contained, nor shall any custom or practice which may arise between the parties in the administration of this Lease be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with all of the provisions of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provisions, covenant, agreement or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

         22.11 ATTORNEYS' FEES. If either Landlord or Tenant commences or engages in, or threatens to commence or engage in, an action by or against the other party arising out of or in connection with this Lease or the Premises, including but not limited to any action for recovery of Rent due and unpaid, to recover possession or for damages for breach of this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and other costs incurred in connection with the action, preparation for such action, any appeals relating thereto and enforcing any judgments rendered in connection therewith. If Landlord becomes involved in any action, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Tenant or Tenant's Parties, Tenant agrees to pay Landlord's reasonable attorneys, fees and other costs incurred in connection with the action, preparation for such action, any appeals relating thereto and enforcing any judgments rendered in connection therewith.

         22.12 MERGER. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not constitute a merger. Such event shall, at the option of Landlord, either terminate all or any existing subtenancies or operate as an assignment to Landlord of any or all of such subtenancies.

         22.13 SURVIVAL OF OBLIGATIONS. Paragraphs 2, 3.2, 4.2, 5.2, 8, 12.1, 12.5, 15.3, 16, 19, 20 and 22 and all obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Rent and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord (i) as necessary to perform Tenant's duties under paragraphs 6.1 and 16.1 and put the Premises, including without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair, and (ii) as sufficient to meet Tenant's obligation hereunder for prorated Additional Rent for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any Security Deposit held by Landlord shall be credited against the amounts payable by Tenant under this Paragraph 22.13.

         22.14 SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         22.15 SECURITY MEASURES. Tenant hereby acknowledges that the Rent payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of Tenant, Tenants' Parties and their property from acts of third parties.

         22.16 EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps, easement agreements and covenants, conditions and restrictions, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably interfere with the permitted use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

         22.17 MULTIPLE PARTIES. If more than one person or entity is named as Tenant herein, the obligations of Tenant hereunder shall be the joint and several responsibility of all persons or entities so named.

         22.18 CONFLICT. Any conflict between the printed provisions of this Lease and any typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

         22.19 NO THIRD PARTY BENEFICIARIES. This Lease is not intended by either party to confer any benefit on any third party, including without limitations any broker, finder, or brokerage firm.

         22.20 EFFECTIVE DATE/NONBINDING OFFER. Submission of this Lease for examination or signature by Tenant does not constitute an offer or option for lease, and it is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

         22.21 NOTICES. Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by one party to the other shall be deemed to be complied with when and if the following steps are taken:

                 (a) All Rent and other Payments required to be made hereunder shall be payable to the applicable party hereto as follows: to Landlord at the address set forth in Item 12 of the Basic Lease Provisions, and to Tenant at the Premises, or at such other addresses as the parties may have hereafter specified by written notice. All obligations to pay Rent and/or any other amounts under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by the respective party.

                 (b) Wherever any notice is required or permitted hereunder, such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (i) upon personal delivery; (ii) seventy-two (72) hours after deposit thereof in the United States mail, postage prepaid, certified or registered mail, return receipt requested; (iii) upon confirmation of delivery by Federal Express or other reputable overnight delivery service; or (iv) upon written confirmation of delivery by telegraph, telecopy or other electronic written transmission device; correctly addressed to the parties hereto as follows: if to Tenant before the Commencement Date, then at the address specified in Item 11 of the Basic Lease Provisions; if to Tenant after the Commencement Date, then at the Premises; and if to Landlord, then at the address specified in Item 12 of the Basic Lease Provisions; or at such other address (but no more than one (1) address at a time, except as provided in Paragraph 20.1) as the recipient may theretofore have specified by written notice.

         22.22 WATER, OIL AND MINERAL RIGHTS. Landlord reserves all right, title or interest in water, oil, gas or other hydrocarbons, other mineral rights and air and development rights, together with the sole and exclusive right of Landlord to sell, lease, assign or otherwise transfer the same, but without any right of Landlord or any such transferee to enter upon the Premises during the Term except as otherwise provided herein.

         22.23 CONFIDENTIALITY. Tenant agrees to keep the Lease and its terms, covenants, obligations and conditions strictly confidential and not to disclose such matters to any other landlord, tenant, prospective tenant, or broker; provided, however, Tenant may provide a copy of this Lease to its attorneys, accountants and bankers, and to a non-party solely in conjunction with Tenant's reasonable and good faith effort to secure an assignee or sublessee for the Premises.

         22.24 BROKER'S FEES. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the brokerage firm specified in Item 13 of the Basic Lease Provisions, if any, and Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any claims, losses, liabilities, demands, costs, expenses or causes of action by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

         22.25 REMEDIES CUMULATIVE. All rights, privileges and remedies of the parties are cumulative and not alternative or exclusive to the extent permitted by law, except as otherwise provided herein.

         22.26 RETURN OF CHECK. If Tenant's check, given to Landlord in payment of any sum, is returned by the bank for nonpayment, Tenant shall pay to Landlord immediately on demand, as Additional Rent, all expenses incurred by Landlord as a result thereof.

         22.27 NO RECORDATION OF LEASE. Neither this Lease nor any memorandum hereof may be recorded.

         22.28 AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease. Tenant shall, within thirty (30) days following execution of this Lease, deliver to Landlord evidence of such authority satisfactory to Landlord.

         22.29 INTERPRETATION. This Lease shall be construed fairly according to its terms without regard to which party, or which party's attorneys, prepared its form.

         22.30 LANDLORD'S APPROVALS. Except where the provisions of this Lease expressly provide that Landlord's consent or approval must be reasonably given, all consents or approvals of Landlord sought or required pursuant to the terms of this Lease may be given or withheld in Landlord's sole and absolute discretion.

         22.31 ADDITIONAL PROVISIONS. Those additional provisions set forth in Exhibit "C", if any, are hereby incorporated by this reference as if fully set forth herein.


LANDLORD:
           TCEP II PROPERTIES JOINT VENTURE, a Texas joint venture

           By: TCEP II Properties/First Plaza Limited Partnership,
               a Texas limited partnership, Co-Venturer

               By: TCV/TCEP II Properties Limited Partnership,
                   a Texas limited partnership, General Partner

                   By: Trammell Crow Ventures #3, Ltd., a Texas
                       limited partnership, General Partner

                       By: Trammell Crow Ventures Management Company, Inc.,
                           a Texas corporation, General Partner

                           By:  /s/ JEFFREY C. CHAVEZ
                           Name:    JEFFREY C. CHAVEZ
                           Title:    VICE PRESIDENT


           By: Trammell Crow Equity Partners II, Ltd., a Texas limited partnership Co-Venturer

               By: Trammell Crow Ventures #2, Ltd., a Texas limited
                   partnership, General Partner

                   By: Trammell Crow Ventures #3, Ltd., a Texas
                       limited partnership, General Partner

                       By: Trammell Crow Ventures Management Company, Inc.,
                           a Texas corporation, General Partner

                           By:  /s/ JEFFREY C. CHAVEZ
                           Name:     JEFFREY C. CHAVEZ
                           Title:    VICE PRESIDENT


TENANT:

                 CHAD THERAPEUTICS, INC.,
                 a California corporation

                 By:  /s/ CHARLES R. ADAMS
                 Name:   CHARLES R. ADAMS
                 Title:    CHMN./C.E.O.

                 By:  /s/ EARL L. YAGER
                 Name:  EARL L. YAGER
                 Title:  CFO

                                  EXHIBIT "A"


         CHAD THERAPEUTICS TOTAL PARKING SPACES (150) of which are DESIGNATED PARKING SPACES (75 SPACES)

                                             ---------------------------------
                                             CHATSWORTH, CA


                        [REPRESENTATION OF PARKING AREA]


                            /x/   = reserved spaces

                                  EXHIBIT "B"

                     WORK LETTER AND CONSTRUCTION AGREEMENT
                       (Tenant to Construct Improvements)


         1.   TENANT'S IMPROVEMENTS.

         Except as set forth in the Lease to the contrary, Tenant accepts the Premises and existing improvements therein in their "as is" condition. Tenant shall, at its sole cost and expense, furnish and install within the Premises those improvements (the "Tenant Improvements") shown on the plans and specifications finally approved by Landlord and Tenant, pursuant to Paragraph 2 below, in compliance with all applicable codes and regulations. All Tenant Improvements shall be constructed pursuant to this Work Letter and shall be performed by Tenant's general contractor utilizing those subcontractors approved by Landlord in accordance with this Work Letter.

         2.      PLANS AND SPECIFICATIONS FOR IMPROVEMENTS.

         2.1 Tenant shall retain a licensed architect of its choice, subject to Landlord's reasonable approval, to prepare the plans and specifications described hereinafter for the Tenant Improvements. The plans and specifications shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed.

         2.2 Promptly following the date of execution of the Lease by Tenant, Tenant shall cause its architect to furnish to Landlord for Landlord's approval space plans sufficient to convey the architectural design of the Premises, including, without limitation, the location of doors, partitions, electrical and telephone outlets, plumbing fixtures, heavy floor loads and other special requirements (collectively, the "Space Plan"). If required by Landlord, Tenant's architect shall consult with Landlord's engineer in preparing the Space Plan and incorporate such engineer's requirements into the Space Plan. The fees of such engineer shall be a Cost of Tenant Improvements (as hereafter defined). If Landlord fails to disapprove the Space Plan within the ten (10) day period following its receipt of the Space Plan, the Space Plan shall be deemed approved. If Landlord shall disapprove of any portion of the Space Plan within such ten (10) day period, Landlord shall advise Tenant of the reasons therefor and shall notify Tenant of the revisions to the Space Plan that are reasonably required by Landlord for the purpose of obtaining approval. Tenant shall thereafter promptly submit to Landlord, for Landlord's approval, a redesign of the Space Plan, incorporating the revisions required by Landlord. If the redesign of the Space Plan is not approved by Landlord within ten (10) days following Landlord's receipt of same, then at Landlord's election, this Lease may be terminated.

         2.3 Tenant shall cause its architect to prepare from Tenant's approved Space Plan, complete architectural plans, drawings and specifications promptly after Landlord approves the Space Plan. Such complete plans, drawings and specifications are referred to herein as the "Plans". Tenant's Plans shall
(i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) comply with all applicable laws and ordinances, and the rules and regulations of all governmental authorities having jurisdiction; (iii) comply with all applicable insurance regulations, and (iv) be consistent with the Space Plan. Tenant shall submit the Plans for the approval of Landlord in the same manner as provided in Subparagraph 2.2 above for approval by Landlord of Tenant's Space Plan.

         2.4 Tenant shall cause its architect to provide documentation for all changes to the Plans at the time each change is authorized for construction, pursuant to the requirements of paragraph 6. At the conclusion of construction, Tenant shall cause its architect to update Tenant's plans and specifications as necessary to reflect all changes to the Plans during the course of construction and to issue a set of sepias to the contractor for its review and mark up. Tenant shall cause its architect to review and certify the contractor's marked up plans and provide to Landlord's designated construction representative a "record set" of as-built sepias within thirty (30) days following completion of the Tenant Improvements. Landlord shall have no liability to Tenant or to any other person for errors or omissions in the Plans, Landlord's review being for Landlord's own purposes. Tenant shall rely solely on the advice and experience of Tenant's architect in assuring the accuracy and sufficiency of the Plans for Tenant's purposes.

         3.      NON-STANDARD TENANT IMPROVEMENTS.

         3.1 Subject to obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, Tenant may install non-standard floor covering and wall finishes. Such non-standard floor covering and wall finish deviations shall not be of a lesser quality than the improvements delivered to Tenant as of the Commencement Date.

         3.2 Landlord shall not be required to approve any non-standard finishes that: (1) do not conform to applicable government regulations or are disapproved by any governmental agency; or (2) are, in Landlord's reasonable opinion, of a nature or quality that are inconsistent with the objectives of Landlord.

         4.   BUILDING SHELL CHANGES.

         If the Plans or any amendment thereof or supplement thereto shall require changes in the Building shell, the cost of the Building shell work caused by such Plans, amendment or supplement, shall be charged against Tenant. The preceding sentence shall not be construed as requiring that Landlord must approve any Plans which specify changes in the Building shell. If Building shell work is permitted by Landlord, the cost thereof shall include all architectural and/or engineering fees and expenses in connection therewith, as well as compensation to Landlord for the costs of any delays which arise from such changes. Landlord shall, at its sole cost and expense, repair any defects in the initial construction of the Building shell, and comply with any requirements imposed by any governmental agency pertaining to the Building shell, unless such requirements arise out of laws, codes or ordinances enacted or effective after the Commencement Date, or out of the Tenant Improvements to the Premises or Tenant's use of the Premises.

         5.      TENANT IMPROVEMENT APPROVAL AND COST.

         5.1 Promptly upon completion of the Plans, Tenant shall submit the Plans to Tenant's general contractor to bid the project to subcontractors to determine the cost of construction of the Tenant Improvements. Tenant shall obtain Landlord's prior approval of Tenant's general contractor and the form of contract to be used, such approval not to be unreasonably withheld or delayed. The general contractor and all subcontractors shall be appropriately licensed. The subcontractors shall be chosen from a list provided by Tenant and approved by Landlord.

         5.2 Tenant shall be solely responsible for any and all costs incurred in connection with or otherwise arising out of the Tenant Improvements and Tenant shall indemnify, defend, protect and hold Landlord and the Indemnified Parties (as defined in the Lease) harmless from and against any Claims (as defined in the Lease) suffered by Landlord (or any of the Indemnified Parties) which arise in any way out of the construction of the Tenant Improvements including, without limitation, any mechanics liens resulting from Tenant's failure to timely pay the same.

         5.3 Subject to the terms of Paragraph 16.1 of the Lease, all of the Tenant improvements shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the Term.

         6.    TENANT CHANGES.

         Tenant may request a change, addition or alteration in the Tenant Improvements as shown by the Plans after Landlord's final approval of such Plans (a "Change Order") by delivery of a written request to Landlord, for its approval. Tenant's architect shall complete all working drawings necessary to show the change, addition or alteration, and a change Order in form satisfactory to Landlord. Following its approval of the Change Order and any delays in construction occasioned by the Change Order, Landlord shall deliver to Tenant its written approval of the Change Order and authorization to proceed with the work as shown by the Change Order. Landlord may decline any proposed Change Order if the change is inconsistent with the provisions of any of paragraphs 1 through 5 above.

         7.      CONSTRUCTION OF TENANT IMPROVEMENTS.

         7.1 Upon approval by Landlord of the Plans and Tenant's general contractor, Tenant shall cause its general contractor to proceed to secure a building permit and commence construction.

         7.2 Subject to the terms of Paragraph 1.3 of the Lease, the Commencement Date shall not be later than July 1, 1996, irrespective of the date Tenant has substantially completed the Tenant Improvements.

         7.3 The construction of Tenant Improvements by Tenant and Tenant's general contractor shall comply with all of the following:

                 (i) Tenant shall reimburse Landlord for all costs directly or indirectly related to the Tenant Improvements, including, without limitation: costs of site services, facilities and utilities (such as trash removal, electrical service, etc.); costs of remedying deficient or faulty work or inadequate clean-up done by Tenant or its contractor(s).

                 (ii) All Tenant improvements shall be installed in coordination with Landlord or its designated agents.

                (iii) Subject to the terms of Paragraph 8 of the Lease, Tenant will promptly pay all contractors, subcontractors and materialmen with respect to the Tenant Improvements and will obtain unconditional lien releases as reasonably required by Landlord within thirty (30) days following Tenant's commencement of business operations from the Premises.

         7.4 Tenant shall assure that Tenant's general contractor secures the insurance specified herein, and maintains the same until substantial completion and final acceptance of the work. Certificates of insurance affording evidence of same shall be obtained from Tenant's general contractor by Tenant and delivered to Landlord prior to the commencement of any work by Tenant's general contractor. The required insurance coverage is as follows:

                 (i) Worker's compensation and employer's liability insurance affording 30 days' written notice of cancellation to Landlord. The employer's liability minimum limits required are as follows:

                          Bodily Injury by Accident  -  $100,000 each accident
                          Bodily Injury by Disease   -  $500,000 policy limit
                          Bodily Injury by Disease   -  $100,000 each employee

                 (ii) General liability insurance in the amount of $2,000,000 for each occurrence for bodily injury and/or property damage combined, written on an occurrence basis and including:

                          (a) Premises and operations coverage with X, C and U exclusions deleted, if any.

                          (b)     Owner's and contractor's protective coverage.

                          (c)     Products and completed operations coverage.

                          (d)     Blanket contractual coverage.

                          (e)     Personal injury coverage.

                          (f)     Broad form property damage coverage,
                                  including completed operations.

                          (g) An endorsement naming Landlord as additional insured.

                          (h) An endorsement affording 30 days' prior written notice to Landlord in the event of cancellation or nonrenewal.

                          (i) An endorsement providing that such insurance as is afforded under such policy is primary insurance as respects Landlord, and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder.

                          (j) An endorsement which states that the general aggregate limit applies separately to each project away from the premises owned by or rented to Tenant's general contractor.

                 No endorsement limiting or excluding a required coverage shall be permitted. No deductible in excess of $5,000 per occurrence shall be permitted. Tenant's general contractor shall be responsible for payment of any deductible. Claims-made coverage shall not be acceptable.

                 (iii) Business auto liability insurance written in the amount of $2,000,000 for each occurrence for bodily injury and/or property damage liability combined, including:

                          (a)     Owned autos;

                          (b)     Hired autos;

                          (c)     Non-owned autos; and

                          (d) An endorsement affording 30 days, prior written notice to Landlord in the event of cancellation or nonrenewal.

                 A certificate and endorsements affording evidence of the coverage required under paragraphs (i) through (iii) must be delivered to Landlord before Tenant's general contractor performs any work at or prepares or delivers materials to the construction site. Tenant shall require its general contractor to cause its subcontractors to provide insurance where Tenant's general contractor would be required to carry insurance under this insurance section and to be responsible for obtaining (and providing to Landlord on request) the appropriate certificates or other evidence of insurance; provided, however, each subcontractor need not carry in excess of One Million Dollars ($1,000,000.00) liability insurance. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under this Lease. All insurance, except workers' compensation, maintained by Tenant's general contractor and its subcontractors, shall preclude subrogation claims by the insurer against anyone insured thereunder.

                 Tenant's general contractor shall maintain all of the foregoing insurance coverage in force until the work under this Work Letter and Construction Agreement is fully completed and accepted except as to products and completed operations liability coverage with amendments specified in 7.4(i) above, which shall be maintained in force until such time as an action on account of any matter covered by such insurance is barred by any applicable statute of limitations. This insurance obligation shall survive the expiration or termination of this Lease.

                 If Tenant fails to secure and maintain the required insurance from Tenant's general contractor, Landlord shall have the right (but without any obligation to do so) to secure same in the name and for the account of Tenant's general contractor, in which event Tenant shall pay the cost thereof, together with a twenty percent (20%) servicing fee, as Additional Rent and shall furnish upon demand all information that may be required in connection therewith.

         8.      MISCELLANEOUS.

         8.1 Landlord may impose such rules and regulations regarding the construction of the Tenant Improvements and the conduct of Tenant's general contractor and subcontractors as Landlord may reasonably elect from time to time. If Landlord or its agents discover any work which is either not in substantial conformity with the Plans or not in compliance with any laws or regulations, Landlord may without liability to Tenant require Tenant to stop the work and replace all defective or non-conforming work.

         8.2 Any default of Tenant in this Work Letter and Construction Agreement shall constitute a default of Tenant under the Lease, and Landlord's remedies shall be as set forth therein. All provisions of the Lease are fully incorporated in this Exhibit "B" as though set forth herein at length.

         8.3 Tenant shall designate one (1) construction representative authorized to act for Tenant upon whom Landlord can rely, and who shall consult with Landlord and Landlord's contractors, employees and agents in connection with the construction of the Tenant Improvements.

         8.4 Tenant shall indemnify, defend, protect and hold the Indemnified Parties harmless from all Claims (as defined in the Lease) which arise in any way, directly or indirectly, from or in connection with the design or construction of the Tenant Improvements, including without limitation arising from the work of Tenant's architect, engineer, general contractor, subcontractors, suppliers, laborers, employees or agents.

         8.5 Tenant hereby agrees to cause its general contractor to construct a demising wall ("Demising Wall") dividing the Premises from the remaining space within the Building, such Demising Wall to be in accordance with plans and specifications approved by Landlord. In consideration of Tenant's construction of the Demising Wall as described above, Landlord agrees to reimburse Tenant, within thirty (30) days following Landlord's receipt of paid invoices therefor, for all costs incurred by Tenant in connection with the construction of the Demising Wall, but only to the extent such costs exceed $3,223.00, and provided further that in no event shall Landlord's reimbursement obligation hereunder exceed the sum of $9,669.00.

                                  EXHIBIT "C"

                          ADDITIONAL LEASE PROVISIONS


         A. Option to Extend Term. Landlord grants to Tenant one (1) option to extend the Term of this Lease for a sixty (60) month period (the "Option") commencing upon the expiration of the initial Term (or upon the expiration of the preceding Option if any), upon each of the following conditions and terms:

                 1. Tenant shall give to Landlord, and Landlord shall actually receive, on a date which is at least six (6) months and not more than twelve (12) months prior to the then scheduled expiration date of the Term, a written notice of Tenant's exercise of such Option (the "Option Notice"), time being of the essence. If the Option Notice is not timely so given and received, such Option shall automatically expire.

                 2. Tenant shall have no right to exercise an Option, notwithstanding any provision hereof to the contrary, (a) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to Paragraph 18.10 of this Lease and continuing until the noncompliance alleged in said notice of default is cured, or (b) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid, or (c) if Landlord has given to Tenant three or more notices of default under Paragraph 18.10 of this Lease, whether or not the defaults are cured, or Tenant has been late on three or more occasions in the payment of a monetary obligation to Landlord (without any necessity for notice thereof to Tenant), during the 12 month period of time immediately prior to the time that Tenant attempts to exercise the Option, or (d) if Tenant has committed any noncurable breach, or is otherwise in default of any of the terms, covenants or conditions of this Lease.

                 3. The period of time within which the Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of Paragraph A.2 above.

                 4. All Option rights of Tenant under this Paragraph A. shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of the Option, if, after such exercise and during the initial Term of this Lease (as and if previously extended), (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of ten (10) days after such obligation becomes due (without any necessity of Landlord to give notice thereof to Tenant), or (b) Tenant fails to commence to cure a default specified in Paragraph 18.10 of this Lease within ten (10) days after the date that Landlord gives notice to Tenant of such default and/or Tenant fails thereafter to diligently prosecute said cure to completion within thirty (30) days after the date of such notice, or (c) Landlord gives to Tenant one (1) or more notices of default under Paragraph 18.10 of this Lease, or Tenant is late on one (1) or more occasions in the payment of a monetary obligation to Landlord (without any necessity of notice thereof to Tenant), whether or not the defaults are cured, or (d) Tenant has committed any incurable breach, or is otherwise in default of any of the terms, covenants and conditions of this Lease.

                 5. The Option granted to Tenant in this Lease is personal to the original Tenant and may be exercised only by the original Tenant while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant. The Option herein granted to Tenant is not assignable separate and apart from this Lease, nor may the

Option be separated from this Lease in any manner, either by reservation or otherwise.

                6. All of the terms and conditions of this Lease except where specifically modified by this Paragraph A shall apply during the extended Term (the "Option Period"). Tenant hereby acknowledges and agrees that Paragraph 2.8 of the Lease (Base Rent Credit) does not apply with respect to the Option Period, and Tenant shall accept the Premises in its "as-is", "where-is" condition without any representations or warranties whatsoever from Landlord during the Option period.

                7. The monthly Base Rent payable during the Option period shall be as follows:


                   Month of
                 Option Period             Base Rent
                 -------------             ---------
                 1-12             $32,240.33 per month
                 13-24            $33,529.94 per month
                 25-36            $34,871.14 per month
                 37-48            $36,265.99 per month
                 49-60            $37,716.63 per month




                                      -2-